As filed with the U.S. Securities and Exchange Commission on May 6, 2013

File No. 811-7440

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940    (X)

Amendment No. 30                                                                                                                (X)

DIMENSIONAL EMERGING MARKETS VALUE FUND
(Exact Name of Registrant as Specified in Charter)

6300 Bee Cave Road, Building One
Austin, Texas 78746
(Address of Principal Executive Offices)

(512) 306-7400
(Registrant’s Telephone Number, including Area Code)
___________

Catherine L. Newell, Esq.
Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One
Austin, TX 78746
(Name and Address of Agent for Service)
___________

Please Send Copies of Communications to:
Jana L. Cresswell, Esq.
Stradley, Ronon, Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103
(215) 564-8048

EXPLANATORY NOTE

This Amendment No. 30 (the “Amendment”) to the Registration Statement of Dimensional Emerging Markets Value Fund (the “Registrant” or the “Fund”) on Form N-1A (File No. 811-7440) is being filed under the Investment Company Act of 1940, as amended (the “1940 Act”), to amend and supplement Amendment No. 29 to the Registrant’s Registration Statement on Form N-1A filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 28, 2013 under the 1940 Act (Accession No. 0001137439-13-000033 ) (“Amendment No. 29”).  The Part A and the Part B of the Registration Statement of the Fund, as filed in Amendment No. 29, are incorporated herein by reference.

The shares of the Fund are not registered under the Securities Act of 1933, as amended (the “Securities Act”), because the Fund issues its shares only in private placement transactions pursuant to available exemptions from registration under the Securities Act.

This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

The audited Financial Statements and the Report of Independent Auditors thereon of the Registrant for the fiscal year ended October 31, 2012 (as filed with the Commission on January 7, 2013 (Accession Number 0001193125-13-005410 ) ) contained in the Annual Report of the Registrant, dated October 31, 2012, are incorporated herein by reference.

DIMENSIONAL EMERGING MARKETS VALUE FUND

Amendment to Update the Part A and Part B of the Registration Statement

May 6, 2013

The purpose of this amendment is to update the Part A and Part B of the Registration Statement of Dimensional Emerging Markets Value Fund (the “Fund”), each dated February 28, 2013, to reflect certain changes to the service providers of the Fund.  The changes to the Part A and B are as follows:

(1)           The sub-section of the Part A of the Registration Statement entitled  “Public Offering  Price” is deleted and replaced with the following:

Public Offering Price

Provided that State Street Bank and Trust Company, the Fund’s transfer agent (the “Transfer Agent”), has received the investor’s Account Registration Form in good order and the custodian has received the investor’s payment, shares of the Fund will be priced at the public offering price, which is the net asset value of the shares next determined after receipt of the investor’s funds by the custodian.  “Good order” with respect to the purchase of shares means that (1) a fully completed and properly signed Account Registration Form and any additional supporting legal documentation required by the Advisor has been received in legible form, and (2) the Advisor has been notified of the purchase by telephone and, if the Advisor so requests, also in writing, no later than the close of regular trading on the NYSE (normally, 4:00 p.m. ET) on the day of the purchase.  If an order to purchase shares must be canceled due to non-payment, the purchaser will be responsible for any loss incurred by the Fund arising out of such cancellation.  To recover any such loss, the Fund reserves the right to redeem shares owned by any purchaser whose order is canceled.  The Fund also may prohibit or restrict the manner in which such purchaser may place further orders.  No reimbursement fee or sales charge is imposed on purchases.

(2)           The sub-section of the Part B of the Registration Statement entitled “Administrative Services” is deleted and replaced with the following:

Administrative Services

State Street Bank and Trust Company (“State Street”), 1 Lincoln Street, Boston, MA 02111, serves as the administrative and accounting services, dividend disbursing and transfer agent for the Fund.  The services provided by State Street are subject to supervision by the executive officers and the Board, and include day-to-day keeping and maintenance of certain records; calculation of the offering price of the shares; preparation of reports; liaison with the Fund’s custodian; and transfer and dividend disbursing agency services.  For the administrative and accounting services provided by State Street, the Fund pays State Street annual fees that are calculated daily and paid monthly according to a fee schedule based on the aggregate average net assets of the Fund Complex, which includes four registered investment companies.  The fee schedule is set forth in the table below:

.0058% of the Fund Complex’s first $150 billion of average net assets;
.0050% of the Fund Complex’s next $50 billion of average net assets; and
.0025% of the Fund Complex’s average net assets in excess of $200 billion.

The fees charged to the Fund under the fee schedule are allocated to the Fund based on the Fund’s pro-rata portion of the aggregate average net assets of the Fund Complex.

The Fund also pays separate fees to State Street with respect to the services State Street provides as transfer agent and dividend disbursing agent of the Fund.

(3) The information under the section of the Part B entitled “DISCLOSURE OF PORTFOLIO HOLDINGS” relating to the ongoing arrangement to provide non-public Holdings Information to BNY Mellon Investment Servicing (US) Inc. is deleted, and the following information with respect to State Street is added:

Recipient	Business Purpose	Frequency
State Street Bank and Trust Company	Fund Administrator, Accounting Agent and Transfer Agent	Daily

PLEASE BE SURE TO RETAIN THIS IMPORTANT INFORMATION WITH THE PART A AND PART B FOR FUTURE REFERENCE.

DIMENSIONAL EMERGING MARKETS VALUE FUND (the “Registrant”)
(Amendment No. 30)

PART C
OTHER INFORMATION

Item 28.                      Exhibits.

(a)	Charter.
                                                (1)           Agreement and Declaration of Trust effective as of March 18, 2009
Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N-1A.
File No.:                 811-7440.
Filing Date:           October 30, 2009.

(2)	Certificate of Trust dated March 18, 2009
Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N-1A.
File No.:                 811-7440.
Filing Date:           October 30, 2009.

(b)	Bylaws.
Bylaws as adopted March 18, 2009
Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N-1A.
File No.:                 811-7440.
Filing Date:           October 30, 2009.

(c)	Instruments Defining the Rights of Security Holders.
(1)	No specimen securities are issued on behalf of the Registrant.

(2)	Relevant portion of Agreement and Declaration of Trust
See Article V.

(3)	Relevant portion of Bylaws
See Article II.

(d)	Investment Advisory Contracts
Form of Investment Advisory Agreement between the Registrant and Dimensional Fund Advisors LP (“DFA”) dated October 30, 2009
Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N-1A.
File No.:                 811-7440.
Filing Date:           October 30, 2009.

(e)	Underwriting Contracts.
Form of Distribution Agreement between the Registrant and DFA Securities LLC dated October 30, 2009
Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N-1A.
File No.:                 811-7440.
Filing Date:           October 30, 2009.

(f)	Bonus or Profit Sharing Contracts.
Not applicable.

(g)	Custodian Agreements.
(1)	Global Custody Agreement between the Registrant and The Chase Manhattan Bank, dated March 31, 1998.
                                                                Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 13 to the Registrant’s Registration Statement on Form N-1A.
                                                                File No.:                 811-7440.
                                                                Filing Date:           March 29, 2001.

(2)	Custodial Services Agreement between the Registrant and Citibank, N.A. dated November 1, 2001.
Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 27 to the Registrant’s Registration Statement on Form N-1A.
File No.:                 811-7440.
Filing Date:           February 28, 2011.

(3)	Form of Assignment and Assumption Agreement between the Registrant, Dimensional Emerging Markets Value Fund, Inc. and Citibank, N.A. related to the Custodial Services Agreement
Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N-1A.
File No.:                 811-7440.
Filing Date:           October 30, 2009.

(h)	Other Material Contracts.
(1)	Transfer Agency Agreement between the Registrant and PFPC Inc., dated January 20, 1993.
                                                                Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A.
                                                                File No.:                 811-7440.
                                                                Filing Date:           March 30, 1998.

(i)	Amendment No. 1 to Transfer Agency Agreement dated December 26, 1997.
Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A.
File No.:                 811-7440.
Filing Date:           March 30, 1998.

(2)	Form of Transfer Agency Agreement between the Registrant and State Street Bank and Trust Company
Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 29 to the Registrant’s Registration Statement on Form N-1A.
File No.:                 811-7440.
Filing Date:           February 28, 2013.

(3)
Form of Assignment and Assumption Agreement between the Registrant, Dimensional Emerging Markets Value Fund, Inc. and PNC Global Investment Servicing (U.S.) Inc. related to the Transfer Agency Agreement

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N-1A.
File No.:                 811-7440.
Filing Date:           October 30, 2009.

(4)	Administration and Accounting Services Agreement between the Registrant and PFPC Inc., dated January 20, 1993
Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-1A.
File No.:	811-7440.
Filing Date:	March 30, 1998.

(5)
Form of Assignment and Assumption Agreement between the Registrant, Dimensional Emerging Markets Value Fund, Inc. and PNC Global Investment Servicing (U.S.) Inc. related to the Administration and Accounting Services Agreement

Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 25 to the Registrant’s Registration Statement on Form N-1A.
File No.:                 811-7440.
Filing Date:           October 30, 2009.

(6)	Form of Administration Agreement between the Registrant and State Street Bank and Trust Company
Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 29 to the Registrant’s Registration Statement on Form N-1A.
File No.:                 811-7440.
Filing Date:           February 28, 2013.

(i)	Legal Opinion.
Not applicable.

(j)	Other Opinions.

                                                Consent of Independent Certified Public Accountants, PricewaterhouseCoopers LLP
                                                Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 29 to the Registrant’s Registration Statement on Form N-1A.
                                               File No.:                 811-7440.
                                               Filing Date:           February 28, 2013.

(k)	Omitted Financial Statements.
Not applicable.

(l)	Initial Capital Agreements.
Subscription Agreement dated as of February 1, 1993.
Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 13 to the Registrant’s Registration Statement on Form N-1A.
File No.:	811-7440.
Filing Date:	March 29, 2001.

(m)	Rule 12b-1 Plan.
Not applicable.

(n)	Rule 18f-3 Plan.
Not applicable.

(o)	Power-of-Attorney.
Power-of-Attorney dated as of December 17, 2010, appointing David G. Booth, David R. Martin, Catherine L. Newell, Valerie A. Brown, Jeff J. Jeon and Carolyn L. O as attorneys-in-fact to David G. Booth, Eduardo A. Repetto, George M. Constantinides, John P. Gould, Roger G. Ibbotson, Edward P. Lazear, Myron S. Scholes, Abbie J. Smith and David R. Martin.
Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 27 to the Registrant’s Registration Statement on Form N-1A.
File No.:	811-7440.
Filing Date:	February 28, 2011.

(p)	Code of Ethics.
Code of Ethics of Registrant, Advisor and Underwriter.
Incorporated herein by reference to:
Filing:	Post-Effective Amendment No. 17 to the Registrant’s Registration Statement on Form N-1A.
File No.:	811-7440.
Filing Date:	March 29, 2004.

Item 29.	Persons Controlled by or Under Common Control with Registrant.
If an investor beneficially owns more than 25% of the outstanding voting securities of the feeder fund that invests all of its investable assets in a Series of the Registrant, then the feeder fund and its corresponding Series may be deemed to be under the common control of such investor.  Accordingly, the feeder portfolio of DFA Investment Dimensions

Group (“DFAIDG”), a Maryland corporation and registered investment company, may be deemed to be under common control with its corresponding Series of the Registrant.  As of January 31, 2012, no person beneficially owned more than 25% of the outstanding voting securities of the feeder portfolio investing in the Registrant.

Item 30.	Indemnification.
Reference is made to Article VII of the Registrant’s Agreement and Declaration of Trust, which is incorporated by reference to Amendment No. 25 electronically filed on October 30, 2009.

Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”); may be permitted to the directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, an officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 31.	Business and Other Connections of the Investment Advisor.
Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.), the investment manager for the Registrant, is also the investment manager for three other registered open-end investment companies, DFA Investment Dimensions Group Inc., The DFA Investment Trust Company and Dimensional Investment Group Inc.  The Advisor also serves as sub-advisor for certain other registered investment companies.

For additional information, please see “Management of the Fund” in Part A of this Registration Statement.

Additional information as to the Advisor and the directors and officers of the Advisor is included in the Advisor’s Form ADV filed with the Commission (File No. 801-16283), which is incorporated herein by reference, and sets forth the officers and directors of the Advisor and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 32.	Principal Underwriters.

(a)
DFA Securities LLC, (“DFAS”) is the principal underwriter for the Registrant.  DFAS also serves as principal underwriter for Dimensional Investment Group Inc., DFA Investment Dimensions Group Inc. and The DFA Investment Trust Company.

(b)	The following table sets forth information as to the Distributor’s Directors, Officers, Partners and Control Persons. The address of each officer is 1299 Ocean Avenue, Santa Monica, CA 90401:

Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Fund
April A. Aandal	Vice President	Vice President
Darryl D. Avery	Vice President	Vice President
Robyn G. Alcorta	Vice President	Vice President
Arthur H. Barlow	Vice President	Vice President
John T. Blood	Vice President	Vice President
Scott A. Bosworth	Vice President	Vice President
Valerie A. Brown	Vice President and Assistant Secretary	Vice President and Assistant Secretary
David P. Butler	Vice President	Vice President
Douglas M Byrkit	Vice President	Vice President
James G. Charles	Vice President	Vice President
Joseph H. Chi	Vice President	Vice President
Stephen A. Clark	Vice President	Vice President
Matt B. Cobb	Vice President	Vice President
Ryan Cooper	Vice President	Vice President
Jeffrey D. Cornell	Vice President	Vice President
Robert P. Cornell	Vice President	Vice President
George H. Crane	Vice President	Vice President
Christopher S. Crossan	Vice President and Chief Compliance Officer	Vice President and Global Chief Compliance Officer
James L. Davis	Vice President	Vice President
Robert T. Deere	Vice President	Vice President
Peter F. Dillard	Vice President	Vice President
Robert W. Dintzner	Vice President	Vice President
Richard A. Eustice	Vice President and Assistant Secretary	Vice President and Assistant Secretary
Gretchen A. Flicker	Vice President	Vice President
Jed S. Fogdall	Vice President	Vice President
Jeremy P. Freeman	Vice President	Vice President
Mark R. Gochnour	Vice President	Vice President
Tom M. Goodrum	Vice President	Vice President
Henry F. Gray	Vice President	Vice President
John T. Gray	Vice President	Vice President
Christian Gunther	Vice President	Vice President
Joel H. Hefner	Vice President	Vice President
Julie C. Henderson	Vice President and Fund Controller	Vice President and Controller
Kevin B. Hight	Vice President	Vice President
Christine W. Ho	Vice President	Vice President
Michael C. Horvath	Vice President	Vice President
William A. Irvine	Vice President	Vice President
Jeff J. Jeon	Vice President	Vice President
Stephen W. Jones	Vice President	Vice President
Patrick M. Keating	Vice President	Vice President
Andrew K. Keiper	Vice President	Vice President
Stephen W. Jones	Vice President	Vice President
David M. Kershner	Vice President	Vice President
Timothy R. Kohn	Vice President	Vice President
Joseph F. Kolerich	Vice President	Vice President
Mark D. Krasniewski	Vice President	Vice President
Stephen W. Kurad	Vice President	Vice President
Michael F. Lane	Vice President	Vice President
Francis R. Lao	Vice President	Vice President
David F. LaRusso	Vice President	Vice President
Juliet H. Lee	Vice President	Vice President
Marlena I. Lee	Vice President	Vice President
John B. Lessley	Vice President	Vice President
Apollo D. Lupescu	Vice President	Vice President
Kenneth M. Manell	Vice President	Vice President
Rose C. Manziano	Vice President	Vice President
Aaron M. Marcus	Vice President and Head of Global Human Resources	Vice President and Head of Global Human Resources
David R. Martin	Vice President, Chief Financial Officer and Treasurer	Vice President, Chief Financial Officer and Treasurer

Matthew H. Miller	Vice President	Vice President
Jonathan G. Nelson	Vice President	Vice President
Catherine L. Newell	Vice President and Secretary	Vice President and Secretary
Christian Newton	Vice President	Vice President
Pamela B. Noble	Vice President	Vice President
Carolyn L. O	Vice President	Vice President
Gerard K. O’Reilly	Vice President	Vice President
Daniel C. Ong	Vice President	Vice President
Kyle K. Ozaki	Vice President	Vice President
Matthew A. Pawlak	Vice President	Vice President
Brian P. Pitre	Vice President	Vice President
David A. Plecha	Vice President	Vice President
Allen Pu	Vice President	Vice President
Theodore W. Randall	Vice President	Vice President
Mark A. Regier	Vice President	Vice President
Savina B. Rizova	Vice President	Vice President
L. Jacobo Rodríguez	Vice President	Vice President
Julie A. Saft	Vice President	Vice President
David E. Schneider	Vice President	Vice President
Walid A. Shinnawi	Vice President	Vice President
Bruce A. Simmons	Vice President	Vice President
Ted R. Simpson	Vice President	Vice President
Bryce D. Skaff	Vice President	Vice President
Andrew D. Smith	Vice President	Vice President
Grady M. Smith	Vice President	Vice President
Carl G. Snyder	Vice President	Vice President
Lawrence R. Spieth	Vice President	Vice President
Bradley G. Steiman	Vice President	Vice President
Richard H. Tatlow	Vice President	Vice President
Blake T. Tatsuta	Vice President	Vice President
Seyun Alice Tomasovic	Vice President	Vice President
Erik T. Totten	Vice President	Vice President
John H. Totten	Vice President	Vice President
Robert C. Trotter	Vice President	Vice President
Karen E. Umland	Vice President	Vice President
Brian J. Walsh	Vice President	Vice President
Weston J. Wellington	Vice President	Vice President
Ryan J. Wiley	Vice President	Vice President
Paul E. Wise	Vice President	Vice President
Faith A. Yando	Vice President	Vice President
Joseph L. Young	Vice President	Vice President
David G. Booth	Chairman, Director, President and Co-Chief Executive Officer	Chairman, Director, President and Co-Chief Executive Officer
Eugene F. Fama Sr.	Director	Not Applicable
Kenneth R. French	Director	Not Applicable
John A. McQuown	Director	Not Applicable
Eduardo A. Repetto	Co-Chief Executive Officer and Chief Investment Officer	Director, Co-Chief Executive Officer and Chief Investment Officer
Dimensional Fund Advisors LP	Shareholder	Not Applicable

(c)	Not applicable.

Item 33.	Location of Accounts and Records.
The accounts and records of the Registrant will be located at the office of the Registrant and at additional locations, as follows:

Name                                                                        Address
Dimensional Emerging Markets Value Fund	6300 Bee Cave Road, Building One
                                                                                                                  Austin, TX 78746

BNY Mellon Investment Servicing               301 Bellevue Parkway
Wilmington, DE 19809

The Chase Manhattan Bank                          4 Chase MetroTech Center
                                                                            Brooklyn, NY 11245

Item 34.	Management Services.
None.

Item 35.	Undertakings.
Not applicable.

SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment No. 30 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, the State of Texas, as of the 6th day of May 2013.

DIMENSIONAL EMERGING MARKETS VALUE FUND
(Registrant)

By:	/s/Valerie A. Brown
Valerie A. Brown (Attorney-in-Fact to Registrant pursuant to a Power of Attorney incorporated herein by reference)
Vice President and Assistant Secretary
(Signature and Title)